Exhibit 31


[IMPAC LOGGO]                                          IMPAC FUNDING CORPORATION
                                        19500 JAMBOREE ROAD o IRVINE, CA o 92612
                                         WWW.IMPACCOMPANIES.COM o 1.800.597.4101

            CERTIFICATION TO BE PROVIDED BY THE MASTER SERVICER WITH

                                    FORM 10-K

      Re: Impac Secured Assets Corp.,
          Mortgage Pass-Through Certificates, Series 2006-1

I, Mario Fegan, certify that:

      1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Impac Secured Assets Corp. Mortgage Pass-Through Certificates, Series 2006-1 (the "Exchange Act periodic reports");

      2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

      3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

      4. I am responsible for reviewing the activities performed by the servicers and based on my knowledge and the compliance reviews conducted in preparing the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements; and Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements; and

      5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-l8 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties, Countrywide Home Loans, Inc., GMAC Mortgage, LLC, Midland Loan Services, Inc., Deutsche Bank National Trust Company.

                                                      Date: 3/22/07


                                                      /s/ Mario Fegan
                                                      --------------------------
                                                      Mario Fegan
                                                      V.P., Master Servicing